UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2008

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2008, the Board of Directors of Avon Products, Inc. elected V. Ann Hailey to the Board of Directors effective as of December 3, 2008. Ms. Hailey has also been appointed to serve on Avon’s Audit Committee.

Ms. Hailey is a retired executive of Limited Brands, Inc. where she served first as Executive Vice President and Chief Financial Officer from 1997 to 2006 and then as Executive Vice President, Corporate Development from 2006 to 2007. She also served on the Limited Brands, Inc. Board of Directors from 2001 to 2006. Prior to joining Limited Brands, Inc. in 1997, Ms. Hailey held management positions at The Pillsbury Company, RJR Nabisco Holdings Inc. and PepsiCo, Inc. Ms. Hailey currently serves on the Board of Directors of W.W. Grainger, Inc., Federal Reserve Bank of Cleveland and Realogy Corporation.

A copy of the press release announcing the election of Ms. Hailey to Avon’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press Release dated December 5, 2008

(Page 2 of 3 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kim K.W. Rucker
Kim K.W. Rucker
Senior Vice President and General Counsel

Date: December 5, 2008

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Avon Products, Inc. issued on December 5, 2008